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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934, AS AMENDED.

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 18, 2004

                                 PARENTECH, INC.

             (Exact name of registrant as specified in its charter)


            DELAWARE                       001-15591             94-3353519
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


          777 SOUTH HIGHWAY 101, SUITE 215 SOLANA BEACH, CA     92075
          -------------------------------------------------     -----
               (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code: (858) 847-9000
                                                          --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 Joseph I. Emas

                             1224 Washington Avenue

                           Miami Beach, Florida 33139

                                  305-531-1174

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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2004, we executed an Agreement and Plan of Merger and Reorganization by and between Source Atlantic, Inc., a Delaware corporation and Parentech, Inc., with the intent to acquire Source Atlantic, Inc.

On November 18, 2004, it was determined that the conditions to completing the merger could not be satisfied and the Agreement and Plan of Merger and Reorganization was terminated. Parentech, Inc. providing interim financing of $149,815 to Source Atlantic, Inc. pursuant to an Agreement and Plan of Merger and Reorganization. As a result of the termination of the Agreement and Plan of Merger and Reorganization, the financing will be converted into equity of Source Atlantic.

This report contains forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. For a list and descriptions of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



November 22, 2004                   /s/ Scott Landow
                                    Scott Landow,
                                    Chief Executive Officer and Chairman of the
                                    Board of Directors
                                    (PRINCIPAL EXECUTIVE OFFICER)